UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2006
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 CANADIAN RECEIVABLES SALE AGREEMENT
EX-10.2 AMENDED AND RESTATED PURCHASE AGREEMENT
EX-10.3 AMENDMENT TO RECEIVABLES SALE AGREEMENT
EX-10.4 AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement; and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 4, 2006, Wolverine Tube, Inc. (the “Company”), amended its receivables sale facility to include certain Canadian accounts receivable in the amended facility, increasing the maximum amount available thereunder, pursuant to the following:
•	Receivables Sale Agreement, dated as of April 4, 2006, between Wolverine Tube (Canada), Inc. (“WTCI”), a wholly owned subsidiary of the Company, and DEJ 98 Finance, LLC (“DEJ”) (“Canadian Receivables Sale Agreement”);

•	Amendment No. 1 to Receivables Sale Agreement (U.S.), dated as of April 4, 2006, among the Company, Tube Forming, L.P., Small Tube Manufacturing LLC and DEJ (“RSA Amendment”); and

•	Amended and Restated Receivables Purchase Agreement, dated as of April 4, 2006, among DEJ, Wolverine Finance, LLC, a wholly owned subsidiary of the Company (“Wolverine Finance”), the Company, Variable Funding Capital Company (“VFCC”), an affiliate of Wachovia Bank, National Association (“Wachovia”), CIT Group/Business Credit, Inc. (“CIT/BC”) and Wachovia and certain other purchasers (“Liquidity Banks”) from time to time party thereto (the “Purchasers”), and Wachovia, as agent (“Amended and Restated RPA”).
     Also on April 4, 2006, the Company amended its secured revolving credit facility pursuant to Amendment No. 4 to Amended and Restated Credit Agreement, dated as of April 4, 2006, among the Company and its U.S. subsidiaries (the “Borrowers”), the lenders named therein and Wachovia, as administrative agent (the “Credit Agreement Amendment”).
Canadian Receivables Sale Agreement
     Under the Canadian Receivables Sale Agreement, WTCI will sell certain accounts receivable to DEJ, a bankruptcy-remote special purpose entity previously established by the Company. The sale of receivables by WTCI to DEJ is structured as a “true sale” under applicable laws. No interest in the receivables sold to DEJ will be available to WTCI or its creditors. Wolverine Finance will conduct the initial servicing, administration and collection of the receivables as agent on behalf of DEJ. Prior to a termination event, DEJ will use collections from receivables not otherwise required to be paid the Purchasers to purchase newly-generated eligible receivables from WTCI on a daily basis. The Company has guaranteed the performance by WTCI of its obligations under the Canadian Receivables Sale Agreement.
     A copy of the Canadian Receivables Sale Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

RSA Amendment
     The RSA Amendment amends the Receivables Sale Agreement, dated as of April 28, 2005, among the Company, Small Tube Manufacturing, LLC, Tube Forming, L.P. and DEJ to include a new termination date upon the occurrence of either the amortization date under the Amended and Restated RPA or the termination date under the Canadian Receivables Sale Agreement, to update certain representations and to adjust certain confidentiality provisions.
     A copy of the RSA Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The remaining terms of the Receivables Sale Agreement, which remain unchanged by the RSA Amendment, are described in the Company’s Form 8-K filed with the Securities and Exchange Commission on May 4, 2005, which is incorporated herein by reference.
Amended and Restated RPA
     The Amended and Restated RPA amends and restates the Receivables Purchase Agreement, dated as of April 28, 2005, among DEJ, Wolverine Finance, the Company, VFCC (assignee of Blue Ridge Asset Funding Corporation), the liquidity banks from time to time party thereto and Wachovia, as agent (as previously amended, the “Original RPA”).
     Structure. Pursuant to the Amended and Restated RPA, DEJ can sell undivided interests in receivables purchased from the Company and its wholly-owned subsidiaries Small Tube Manufacturing, LLC, Tube Forming, L.P. and WTCI (collectively, the “Originators”) to the Purchasers. In addition, DEJ must sell and assign to Wachovia, as agent for the Purchasers, all present and future interests in any receivable in which either the obligor is a resident of (or has a mailing address in) the Province of Quebec, or the related contract provides that payment of such receivable shall be made to a location in the Province of Quebec.
     The sale of receivable interests from DEJ to the Purchasers is structured as a “true sale” under applicable laws. Any interests in the sold receivables which are retained by DEJ, the bankruptcy-remote special purpose entity, will not be available to the Originators or their creditors. The Purchasers have no recourse to the Originators or their assets for losses resulting from the financial inability of customers to pay amounts owed on the receivables when they become due. As long as a termination event under the Amended and Restated RPA has not occurred, Wolverine Finance will conduct the servicing, administration and collection of the receivables as agent on behalf of DEJ and the Purchasers. Prior to a termination event, DEJ will use collections from receivables not otherwise required to be paid to the Purchasers to purchase newly-generated eligible receivables from the Originators on a daily basis. The Company has guaranteed the performance by the other Originators of their obligations and Wolverine Finance’s obligations as servicer.
     Available Amounts. The amount of cash available to DEJ under the Amended and Restated RPA will be based upon the amount of eligible receivables and certain reserves required by the facility. Accordingly, availability may fluctuate over time, perhaps materially, given changes in eligible receivables balances and calculation of reserves, but cannot exceed the facility’s $70 million purchase limit, an increase over the $45 million purchase limit that applied under the Original RPA. Immediately prior to the amendment, DEJ had $45 million outstanding under the Original RPA. On April 4, 2006, DEJ sold another $14 million in receivables interests to the Purchasers. As of April 4, and after giving effect to the $14 million additional takedown, the remaining availability under the Amended and Restated RPA was $11 million.
     Costs. The costs associated with the Amended and Restated RPA will depend on whether purchases are funded by VFCC, the Liquidity Banks or CIT/BC. To the extent that purchases are funded by VFCC, costs will be based on VFCC’s cost of funds for issuing commercial paper plus monthly fees based on the average aggregate daily outstanding balance funded by VFCC multiplied by a per annum rate of between 0.80% to 1.75%, depending on the fixed charge coverage ratio of the Company and its consolidated subsidiaries. To the extent that purchases are funded the Liquidity Banks, costs, payable monthly, will generally accrue on outstanding balances at either (i) the LIBO rate plus a margin between 1.75% to 3.00%, depending on the fixed charge coverage ratio, or (ii) the greater of the prime rate or adjusted federal funds rate plus a margin between 0% to 0.5%, depending on the fixed charge coverage ratio. Costs on purchases funded by CIT/BC will be based on LIBOR plus 2.00%. Commitment fees, payable monthly are at a per annum rate of between 0.35% to 0.50% for Wachovia, depending on the fixed charge coverage ratio, and 0.50% for CIT/BC. The commitment fees will accrue on the unused portion of the facility. DEJ will also pay certain fees and expenses of Wachovia, VFCC and CIT/BC, including an annual administration fee and audit and legal fees of VFCC, Wachovia and CIT/BC. The Company paid structuring fees to Wachovia and CIT/BC at closing.
     Representations, Warranties, Covenants and Indemnities. The Amended and Restated RPA contains representations, warranties, covenants and indemnities customary for facilities of this type.
     Termination. The Amended and Restated RPA is scheduled to expire on April 28, 2008. Although VFCC is not committed to purchase undivided ownership interests in receivables, CIT/BC or the Liquidity Banks have committed to (if VFCC does not) purchase receivables interests, on the terms and subject to the conditions in the Amended and Restated RPA, until this expiration date. The Company can terminate the receivables sale facility upon 10 days’ notice without a termination fee.
     Wachovia, as agent for the Purchasers, can terminate purchases of receivables interests prior to the scheduled expiration date upon the occurrence of certain events, including, among others, non-performance by DEJ, the Originators or Wolverine Finance of payments or other agreements under the Amended and Restated RPA; inaccuracy of the representations and warranties of DEJ, the Originators or Wolverine Finance made in the facility documents; defaults with respect to other obligations of DEJ; defaults with respect to indebtedness in excess of $2.5 million of the Company or its subsidiaries other than DEJ; bankruptcy or insolvency events regarding the Company or any of its subsidiaries; certain statistics concerning collections of the receivables not meeting specified criteria; certain change of control events; the rendering of judgments in excess of specified amounts against DEJ, the Company or its subsidiaries; the termination of any of the transaction documents, the cessation of any Originator’s transfers of receivables under the applicable Receivables Sale Agreement or the ineffectiveness of the Company’s performance guarantee; the agent’s interest in the receivables ceasing to be valid; the outstanding amount received by DEJ exceeding the $70 million purchase limit or the aggregate adjusted amount of outstanding receivables; certain events that materially adversely affect the credit quality of receivables or the Company and its subsidiaries taken as a whole; certain ERISA events; and defaults in any of the financial requirements contained in the Amended and Restated RPA, which are the same as the financial covenants included in the Amended and Restated Credit Agreement.
     A copy of the Amended and Restated RPA is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Credit Agreement Amendment
     The Credit Agreement Amendment further amends the Amended and Restated Credit Agreement, dated as of April 28, 2005, among the Borrowers, the lenders named therein and Wachovia (as previously amended, the “Credit Agreement”). The Credit Agreement Amendment revised the Credit Agreement to permit the amendments to the receivables sale facility described above, to provide for an appraisal of the Borrowers’ equipment, and to update certain representations and schedules.
     A copy of the Credit Agreement Amendment is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The remaining terms of the Credit Agreement, which remain unchanged by the Credit Agreement Amendment, are described in the Company’s Forms 8-K filed with the Securities and Exchange Commission on May 4, 2005, August 5, 2005, October 31, 2005 and February 28, 2006, which are incorporated herein by reference.
     Wachovia, the agent and a liquidity provider under the receivables sale facility and the administrative agent and a lender under the secured revolving credit facility, also serves as the indenture trustee, paying agent and registrar for the Company’s 7-3/8% Senior Notes due 2008 and 10-1/2% Senior Notes due 2009, as well as the transfer agent for the Company’s common stock and administrator of the Company’s stock plans. First Union Securities, Inc., acting under the trade name Wachovia Securities, was one of the initial purchasers of the Company’s 10-1/2% Senior Notes due 2009, issued on March 27, 2002.
Item 7.01 Regulation FD Disclosure.
     On April 4, 2006, the Company issued a press release announcing the strengthening of its liquidity position. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Receivables Sale Agreement, dated as of April 4, 2006, among WTCI and DEJ.

10.2
Amended and Restated Receivables Purchase Agreement, dated as of April 4, 2006, among DEJ, Wolverine Finance, the Company, VFCC, CIT/BC, the liquidity banks from time to time party thereto and Wachovia, as agent.

10.3	Amendment No. 1 to Receivables Sale Agreement (U.S.), dated as of April 4, 2006, among the Company, Tube Forming, L.P., Small Tube Manufacturing LLC and DEJ.

10.4	Amendment No. 4 to Amended and Restated Credit Agreement, dated as of April 4, 2006, among the Company and its U.S. subsidiaries, the lenders named therein and Wachovia, as administrative agent.

99.1	Press release, dated April 4, 2006, issued by the Company announcing the strengthening of its liquidity position.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: April 10, 2006

WOLVERINE TUBE, INC.
By:	/s/ James E. Deason
James E. Deason
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Receivables Sale Agreement, dated as of April 4, 2006, among WTCI and DEJ.

10.2
Amended and Restated Receivables Purchase Agreement, dated as of April 4, 2006, among DEJ, Wolverine Finance, the Company, VFCC, CIT/BC, the liquidity banks from time to time party thereto and Wachovia, as agent.

10.3	Amendment No. 1 to Receivables Sale Agreement (U.S.), dated as of April 4, 2006, among the Company, Tube Forming, L.P., Small Tube Manufacturing LLC and DEJ.

10.4	Amendment No. 4 to Amended and Restated Credit Agreement, dated as of April 4, 2006, among the Company and its U.S. subsidiaries, the lenders named therein and Wachovia, as administrative agent.

99.1	Press release, dated April 4, 2006, issued by the Company announcing the strengthening of its liquidity position.